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EXHIBIT 3.2. AMENDED AND RESTATED BYLAWS OF TRIPLE-S MANAGEMENT CORPORATION.

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                         TRIPLE-S MANAGEMENT CORPORATION

                         CHAPTER 1 -- BOARD OF DIRECTORS

1-1 The Board of Directors is made up of nineteen (19) members as provided in the Articles of Incorporation of the Corporation.

          CHAPTER 2 -- CAPITAL STOCK; STOCK CERTIFICATES; CORPORATE SEAL

2-1 The Corporation may issue at any time the shares of capital stock of the Corporation set forth in the Articles of Incorporation with the prior approval of such issuance by the Board of Directors.

2-2 The certificates representing shares of capital stock of the Corporation shall be in such form as shall be prescribed by the Board of Directors of the Corporation in conformity with the Articles of Incorporation, the General Corporation Law of Puerto Rico (the "GCLPR") or other applicable law. The issuance of shares shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name or the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by the President and Chief Executive Officer or any other officer appointed by the Board of Directors and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation. Any or all signatures on such certificate may be facsimiles and the seal may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

2-3 The Corporation will use a circular seal measuring 1-7/8 in diameter with the name "Triple-S Management Corporation" around its circumference.

                         CHAPTER 3 -- TRANSFER OF SHARES

3-1 The transfer of shares of the Corporation shall be subject to the restrictions set forth in the Articles of Incorporation of the Corporation.

3-2 The Secretary of the Corporation or a transfer agent for the Corporation shall keep, or ensure the keeping of, a complete and exact register, in alphabetical order, of all the shareholders, including their address and, the number of votes each Shareholder holds, in the offices of the Corporation. Said register shall be readily available and during working hours, and shall be available for inspection by any Shareholder, particularly, ten (10) days before a Shareholders Meeting, and when any other shareholder meeting is being held. The Corporation's register will constitute the only acceptable evidence to determine which Shareholders have the right to inspect the Corporation's Shareholders Register, the books of the Corporation, and to determine which Shareholders have the right to vote in person or by proxy during any meeting or shareholders meeting.


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            CHAPTER 4 -- SHAREHOLDER MEETINGS; SHAREHOLDER PROPOSALS

4-1      ANNUAL MEETING

         The Annual Meeting of Shareholders of Triple-S Management Corporation will be held at the Corporation's main office or at any other place in Puerto Rico as determined by the Board of Directors from time to time, at the place indicated in the Notice of Meeting, at 9:00 am, on the last Sunday in April of each year or, as an exception, at such other date which is closest to the last Sunday of the month of April as determined by the Board due to any legal requirement applicable to the Corporation. The purpose of the Meeting will be to fill any vacancies of the Board of Directors, receive and consider reports from officials regarding the business of the Corporation, and attend to any other matters that are properly submitted for consideration. However, the Articles of Incorporation may not be amended unless the shareholders, who have the right to vote at the meeting, have been previously notified that among the matters that are being considered at the meeting are amendments to the Articles of Incorporation.

4-2      SPECIAL MEETINGS

         The Chairman of the Board of Directors, a majority of the Board of Directors, or Shareholders who hold 25% of the registered voting shares can call special shareholders meetings to be held at the place and time established by the notice of meeting, and for the purposes expressed therein. The meetings (special shareholders meetings) should be notified no less than ten (10) days or more than thirty (30) days before said meeting. The special meetings must be notified in the same manner as annual meetings.

4-3      NOTICE OF MEETINGS

         The notices for every annual meeting of the Shareholders shall be given to each Shareholder entitled to vote, by delivering the same personally, or by mailing such notice to him, at the address which appears on the records of the Corporation during a period of no less than twenty (20) and no more than sixty (60) days prior to the meeting. Along with this notice, all Shareholders will receive copies of the Corporation and its subsidiaries' consolidated financial statements. The notice shall indicate the place and the date the meeting will be held, and the matter or matters to be considered during the Meeting.

4-4      NOTICE -- SUBSTITUTE

         If the directors and officers of the Corporation should refrain from calling and celebrating, at its designated time, an annual meeting, Shareholders who hold 10% of the registered voting shares may call for and celebrate said Meeting as required in these By-laws. In case an officer does not attend said meeting, one of the Shareholders present may be elected to substitute, provisionally, said officer. Decisions made at the Meeting will be valid, as if made at an annual meeting, and will be registered in the corporate books of the Corporation.

4-5      QUORUM

         Notice to attend annual and special meetings will be sent to all shareholders whose names appear in the Corporate Registry in the manner set forth above prior to the meeting date. At the annual or special meetings, a majority of the voting shares of capital stock of the Corporation issued and outstanding shall constitute a quorum; and if at the appointed time quorum is not reached, the meeting will be postponed for a half hour, after which one third (1/3) of the voting shares issued and outstanding will constitute a quorum. If quorum is not reached, a new meeting shall be scheduled thirty (30) days hence, where one-third (1/3) of the voting shares issued and outstanding will constitute a quorum. If a quorum is not reached pursuant to these Bylaws, as many new meetings as necessary may be scheduled, with the same one-third (1/3) requirement.


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4-6      SHAREHOLDER PROPOSALS

         (A) Shareholders shall be entitled to submit proposals to be voted upon by shareholders at an annual meeting of the Corporation provided that they comply with the procedures set forth in this Section 4-6. Only those proposals which satisfy all requirements specified in this Section 4-6 shall be deemed "Qualified Shareholder Proposals."

         (B) In order for a proposal to constitute a "Qualified Shareholder Proposal," all of the following requirements must be satisfied:

                  (i) The proposal must be made for submission at an annual meeting of shareholders or at a special meeting referred to in these By-laws;

                  (ii) The proposal must be a proper subject for shareholder action. The Board of Directors shall be entitled to determine that any proposal which the shareholder is not entitled to have included in the Corporation's proxy statement for the annual meeting under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations issued by the Securities and Exchange Commission (which are collectively referred to herein as the "SEC Proxy Rules") is not a proper subject for shareholder action;

                  (iii) The proposal must be made by a shareholder who shall be the record holder on the record date for determining shareholders entitled to receive notice of and to vote at such annual or special meeting (a "Proposing Shareholder");

                  (iv) The Proposing Shareholder must deliver a written notice identifying such proposal to the office of the Corporation's Secretary at the Corporation's principal place of business which provides the information required by these Bylaws which is timely under the standards given in this Section 4-6 and
                           Section 4-7 of these Bylaws;

                  (v)      Such Proposing Shareholder's proposal notice shall:
                           (a) contain a description of the proposal, the reasons for the proposal and any material interest in such proposal by the Proposing Shareholder or the beneficial owner of the shareholder's record shares;
                           (b) contain an affirmation by the Proposing
                           Shareholder that the shareholder satisfies the requirements specified in this Section 4-6 for presentation of such proposal; (c) contain a description of all arrangements or understandings between such Proposing Shareholder and any other person or persons (including their names) in connection with the proposal of such business by such Proposing Shareholder; (d) a representation that such Proposing Shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (e) as to the Proposing Shareholder and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such Proposing Shareholder, as they appear on the Corporation's books, and of such beneficial owner and the telephone number at which each may be contacted during normal business hours through the time for which the meeting is scheduled, and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such Proposing Shareholder and such beneficial owner; and

                  (vi) The Proposing Shareholder and the beneficial owner shall provide such other information required by these Bylaws or as any officer of the Corporation shall reasonably deem relevant within such time limits as any officer of the Corporation shall reasonably impose for such information.

         (C) Nothing in these Bylaws shall be deemed to prohibit a shareholder from including any proposals in the Corporation's proxy statement to the extent such inclusion shall be required under the Exchange Act and the SEC Proxy Rules or to lessen any obligation by any shareholder to comply with the SEC Proxy Rules; provided, however, that neither the fact that a shareholder's nominee

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                  qualifies for nomination or election to the Board of Directors under Section 4.8 nor the fact that business is properly brought before an annual meeting by a shareholder under this
                  Section 4-6 shall obligate the Corporation to endorse that candidate or proposal or (except to the extent required by the SEC Proxy Rules) to provide a means to vote on that proposal on proxy cards solicited by the Corporation or to include information about that proposal in the Corporation's proxy statement. To the extent this Section 4-6 shall be deemed by a majority of the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of shareholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to the SEC Proxy Rules, the SEC Proxy Rules shall govern.

4-7      NOTICE OF SHAREHOLDER BUSINESS OTHER THAN NOMINATION OF DIRECTORS.

         (A) For business, other than the nomination of Directors, to be properly brought before an annual meeting by a Proposing Shareholder pursuant to these Bylaws, the Proposing Shareholder must meet the requirements of ySection 4-6 of these Bylaws and the following subsections of this ySection 4-7. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the requirements of Section 4-6 and the following subsections of this Section 4-7, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         (B) To be timely for an annual meeting, a Proposing Shareholder's notice must be actually delivered to the Secretary at the Corporation's principal place of business not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

         (C) In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Proposing Shareholder's notice as described above. "Public Announcement" means, for these purposes, disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (D) Such Proposing Shareholder's notice shall set forth as to each matter all information relating to such matter that is required to be disclosed in solicitations of proxies, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder.

4-8      SHAREHOLDER NOMINATION OF DIRECTORS

         (A) In addition to nominations made through the Nominations Committee of the Board of Directors, nominations of persons for election to the Board of Directors of the Corporation may be made at the meeting by any shareholder of the Corporation entitled to vote for the election of Directors who complies with the notice procedures set forth in this Section 4.8 (A) and (B). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred and twenty (120) days before the date of release of the proxy statement to shareholders in connection with the previous year's annual meeting for the election of directors. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation

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                  which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director by the shareholders of the Corporation unless (i) nominated in accordance with the procedures set forth herein, and (ii) such nominee satisfies any and all eligibility criteria established by the Board of Directors of the Corporation.

         (B) The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all shareholders of the Corporation for any purpose.

                            CHAPTER 5 -- VOTING RIGHTS

5-1 Each shareholder shall, at every meeting, be entitled to as many votes as shares of capital stock of the Corporation are registered in his name in the books of the Corporation. The shareholder may vote in person or, if absent, by proxy, by certified mail or any other electronic means that may be provided by the Corporation. No vote sent by mail or by proxy will be valid unless issued with the shareholder's signature, and it is received before the meeting, for which it is destined, begins. No proxy will be valid after its expiration date.

5-2      CUMULATIVE VOTE -- PROHIBITION

         As provided in the Articles of Incorporation of the Corporation, there shall be no cumulative voting of a class or series of capital stock in the election of directors of the Corporation.

                              CHAPTER 6 -- ELECTIONS

6-1      BOARD OF DIRECTORS -- ELECTION

         The election of members to the Board of Directors will take place at the duly notified Annual Meeting of Shareholders by ballot. The members elected each year will be those necessary to complete the nineteen (19) Directors.

         The directors will be elected by a majority of votes of the shares of capital stock of the Corporation issued and outstanding with the right to vote and who are represented in person or by proxy at the meeting.

         The Board of Directors shall be divided into three groups as required by the Articles of Incorporation of the Corporation.

6-2      DIRECTORS' REQUIREMENTS

         In order to be a Director in the Corporation, every person must at least meet the following requirements:

         (A) Never have declared fraudulent bankruptcy, voluntary or involuntary, nor granted a fraudulent general cession in benefit of creditors.

         (B) Should never have been convicted of a crime of moral deprivation.


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         (C)      Should not be a director or officer of a bank, a savings and loans association, an institution engaged in the business of receiving deposits and lending money in Puerto Rico or any entity or corporation in which any of the institutions referred to herein have a direct or indirect substantial economic interest or the relationship of owner, subsidiary or affiliate or any entity or corporation which owns, directly or indirectly, substantial economic interest in any of the said institutions, except that the person can fulfill his duties as director or officer of a financial holding company or a depository institution with whom an insurance company affiliated to the Corporation has a relationship, directly or indirectly, as owner, subsidiary or affiliate.

         (D) Must comply with any applicable requirements under BCBSA rules.

                 CHAPTER 7 -- DIRECTORS, OFFICERS AND COMMITTEES

7-1      BOARD OF DIRECTORS -- POWERS

         (A) The Board of Directors will be composed of nineteen (19) members elected by the Shareholders at the annual meeting, or by the Board of Directors in case of vacancies, and will exercise the Corporation's powers and the management of its business in accordance with the GCLPR, the Articles of Incorporation and By-laws of the Corporation, as well as the guidelines issued by the Shareholders of the Corporation.

         (B) The power to manage the Corporation's affairs may only be exercised when the Directors of the Corporation act as a Board, duly constituted, as a Committee of the Board or by express delegation from the Board.

         (C) The decisions taken by a majority of the Directors present at a meeting of the Board of Directors, where a quorum is constituted, will be considered as acts of the Board of Directors as if those decisions were considered and accepted by all of the Directors of the Board.

         (D) Of the nineteen (19) members of the Board of Directors, at least ten (10) must be representatives of the community and/or subscribers.

         (E)      Board Meetings

                  1. The Board must celebrate at least one annual meeting before the Annual Meeting of Shareholders and any regular and special meetings the Board determines to be necessary.

                  2. The Board will meet at least quarterly, unless special circumstances force the Chairperson of the Board to change it. The Secretary will notify the Directors in writing the date of said meetings.

                  3. The Chairperson of the Board of Directors may convene extraordinary meetings of the Board to be held at the place, date, and time established in the notice to the meeting and for the purposes expressed therein.

                  4. In addition, the Chairperson of the Board of Directors will have the obligation to convene the Board of Directors when requested by five (5) members of the Board, ten (10) days after such request is made.

         (F) A majority of the total number of Directors will constitute a quorum.

7-2      VACANCIES IN THE BOARD -- PROCEDURE TO FILL VACANCIES

         The vacancies of the Board due to resignation, death, disability which impedes the execution of their functions, or destitution of any director before the expiration of their term, will be filled by the vote of the

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         majority of the Directors present in a Board meeting, convened for these purposes, after the quorum is constituted. The person elected to fill the vacancy will serve the rest of the term of the person who is being substituted and may be reelected for two (2) additional successive terms.

7-3      ACTS OF THE BOARD OF DIRECTORS -- REFERENDUM

         Except for a provision stating the contrary in the Articles of Incorporation or the GCLPR, any action or agreement required or permitted to be taken in any meeting of the Board of Directors or any of its committees, may be executed without the need of a meeting if all of the members of the Board of Directors or the Committee, as the case may be, approve of it in writing and said written approval or approvals are submitted and incorporated in the minutes of the meetings of the Board of Directors or the Committee.

7-4      OFFICERS

         The officers will be a Chairperson, a Vice Chairman, a Treasurer, an Assistant Treasurer, a Secretary and an Assistant Secretary. The Board of Directors will elect these officers, which will meet the requirements, will have the powers and duties and will serve during the terms established herein.

7-5      THE CHAIRPERSON OF THE BOARD OF DIRECTORS

         The Chairperson of the Board of Directors will preside over the Shareholders Meetings, the meetings of the Board of Directors, and will assume the duties and responsibilities conferred by the Board of Directors. Among the main duties and responsibilities of the Chairperson are the following:

         (A) Represent the Corporation in the name of the Board of Directors in those official acts which he/she will have to attend and will maintain the relationships with the Shareholders of the Corporation and the governmental authorities as part of his/her duties.

         (B) Appoint the Directors who are to be members of the Finance Committee, except for its Committee Chair, and the Resolutions and Regulations Committee of the Board of Directors, unless otherwise provided in these By-laws.

         (C) Be a member of all of the Committees of the Board of Directors, if he/she complies with the independence criteria adopted and approved by the Board of Directors.

         (D) Represent the Corporation at the Shareholders Meetings of the Subsidiary Corporations.

         (E) Recommend to the Board of Directors for their consideration, the creation of committees which are not expressly recognized in the By-laws and regulations, according to the needs of the Corporation.

         (F) Inform the Board of Directors about his/her official affairs by virtue of his/her duties and responsibilities.

         (G) Assume all other duties and responsibilities that from time to time are conferred by the Board of Directors.

         (H) Convene any extraordinary meetings of the Board of Directors that he/she may deem necessary.

7-6      THE VICE CHAIRMAN

         In the absence of the Chairman, or if the Chairman is unable to act as such, the Vice Chairman will assume the duties and faculties of the Chairman.

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7-7      THE SECRETARY

         The Secretary will take an oath to loyally carry out the duties of his/her office and will make sure that the minute books of the Corporation are duly maintained and will note or cause to be noted the actions of the Board of Directors and the Shareholders Meetings and the voting therein. He/she will issue the necessary certificates and will be responsible for the corporate seal. He/she will be responsible for making sure that the registry of all of the shareholders and the Articles of Incorporation, the By-laws and the regulations are safely kept at the principal offices of the Corporation. In addition, he/she will certify the official acts of the Board of Directors.

7-8      THE ASSISTANT SECRETARY

         The Assistant Secretary will assume, in the absence or if the Secretary is unable to perform his/her duties, all of the duties and faculties conferred upon the Secretary.

7-9      THE TREASURER

         The Treasurer will make sure that the securities and the money of the Corporation is duly received and guarded, and that the disbursements are only made according to duly approved and certified resolutions of the Board of Directors. He/she will make sure that the investment policies of the Corporation observe the security, liquidity and yield criteria, in that order. He/she will preside over the Finance Committee of the Board. In addition, the Treasurer will make sure that the accounting books and registers are located in the principal offices of the Corporation. The Corporation's accounting will follow general accepted accounting principles.

7-10     THE ASSISTANT TREASURER

         The Assistant Treasurer will assume, in the absence or if the Treasurer is unable to perform his/her duties, all of the duties and faculties conferred upon the Treasurer.

7-11     COMMITTEES

         The permanent Committees of the Board of Directors will be classified according to their nature and the importance of their duties, as well as the responsibilities delegated to each Committee, and the impact of its tasks in the operation and results of the Corporation. In compliance with the above, the "Core Committees" will be the Corporate Governance Committee, the Audit Committee, the Nominations Committee, the Compensation Committee, and the Finance Committee.

         (A)      CORPORATE GOVERNANCE COMMITTEE

                  The Board of Directors shall appoint at least five (5) Directors to this Committee, one of which shall be the Chairperson of the Board, who shall be the Committee's Chair.

                  Each Director that is a member of the Committee shall comply with the independence requirements that have been adopted and approved by the Board of Directors.

                  The members of the Committee shall meet at least once a year and as many times as deemed necessary. The decisions of the Corporate Governance Committee shall be by a majority of the Directors present at each meeting.

                  The Committee's main responsibilities will be to:

                  1. Examine the best practices of good corporate governance and ensure that the Corporation complies with said practices. The corporate governance structure:

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                           a.       Establishes the distribution of the rights
                                    and responsibilities among the different constituents of the Corporation: the Board of Directors, Management, Shareholders, and any other constituent.

                           b. Sets up the rules and procedures in order to make corporate decisions.

                  2. Advise the Boards of Directors of the Corporation and its Subsidiary Corporations, as well as their respective Chairs, about the best practices of corporate governance and the conduct of the Directors.

                  3. Provide to the Directors of the Corporation with orientation and educational mechanisms that are relevant and pertinent to their duties and responsibilities in the Corporation.

         (B)      AUDIT COMMITTEE

                  The Board of Directors shall appoint at least five (5) Directors to this Committee.

                  Each Director that is a member of the Committee shall comply with the independence requirements that have been adopted and approved by the Board of Directors.

                  The Chair of this Committee shall be appointed by the Directors that are members of the Committee.

                  This Committee shall meet at least once every three months and as many times as deemed necessary. The decisions of the Audit Committee shall be by a majority of the Directors present at each meeting.

                  The Committee's main responsibilities will be to:

                  1. Review and ensure that the Corporation and its Subsidiary Corporations have an adequate internal control structure to safeguard the assets, generate reliable financial information, and assure the compliance with applicable laws and regulations.

                  2. Review the activities performed by the Internal Audit Office of the Corporation.

                  3. Appoint or terminate the engagement with the external auditors.

                  4. Review the results of the audits performed by the regulatory agencies.

                  5. Review the consolidated financial reports of the Corporation to be issued or filed with regulatory agencies.

                  6. Review and judge the annual report prepared by the external auditors.

                  7. Appoint or terminate the Director of the Internal Audit Office.

         (C)      NOMINATIONS COMMITTEE

                  The Board of Directors shall appoint at least seven (7) members of the Board of Directors to this Committee, one of which shall be the Chairperson of the Board.

                  Each Director that is a member of the Committee shall comply with the independence requirements that have been adopted and approved by the Board of Directors.

                  The Chair of this Committee shall be appointed by the Directors who are members of the Committee.

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                  The Committee shall meet at least once a year and as many
                  times as deemed necessary. The decisions of the Nominations Committee shall be by a majority of the Directors present at each meeting.

                  The Committee's main responsibilities will be to:

                  1. Recommend to the Board of Directors the best qualified candidates that can be members of the Board of Directors and fill any vacancy that arises therein.

                  2. Develop and periodically review the qualities that any candidate to be named to the Board of Directors should have.

                  3. Recommend to the Board of Directors the best qualified candidates to occupy the position of President of the Corporation.

                  4. Evaluate annually, or as often as deemed appropriate, the Directors' performance pursuant to the criteria and objectives that, from time to time, the Board of Directors establishes.

         (D)      COMPENSATION COMMITTEE

                  The Board of Directors shall appoint at least five (5) Directors of the Board of Directors to this Committee.

                  Each Director that is a member of the Committee shall comply with the independence requirements that have been adopted and approved by the Board of Directors.

                  The Chair of this Committee shall be appointed by the Directors who are members of the Committee.

                  The Committee shall meet at least once a year and as many times as deemed necessary. The decisions of the Compensation Committee shall be by a majority of the Directors present at each meeting.

                  The Committee's main responsibilities will be to:

                  1. Develop, recommend, and review the compensation policies for the Executive Officers of the Corporation and its Subsidiary Corporations.

                  2. Recommend to the Board of Directors the compensation for the Executive Officers of the Corporation and its Subsidiary Corporations.

                  3. Recommend to the Boards of Directors of the Corporation and its Subsidiary Corporations those changes to the compensation levels of the Directors of the Corporation and its Subsidiary Corporations that are deemed necessary.

                  4. Develop an annual report regarding the compensation of the Board of Directors and the Executive Officers of the Corporation and its Subsidiary Corporations, pursuant to the applicable laws and regulations.

         (E)      FINANCE COMMITTEE

                  The Chairperson of the Board of Directors shall appoint to this Committee at least four (4) Directors of the Board. In addition to those Directors, the other members of this Committee shall

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                  be the Chairperson of the Board, the President of the
                  Corporation, and the Treasurer of the Board, who shall be the Committee's Chair.

                  The Committee shall meet at least once every two months, and as many times as deemed necessary. The decisions of the Finance Committee shall be by a majority of the Directors present at each meeting.

                  The Committee's main responsibilities will be to:

                  1. Monitor all the financial activities of the Corporation.

                  2. Provide guidance to the Board of Directors in all matters that are related to the finances of the Corporation.

                  3. Study all recommended changes to the economic structure of the Corporation.

                  4.       Evaluate the financial procedures of the Corporation.

                  5. Develop the investments policy of the Corporation, and review and recommend amendments to the policy, as deemed necessary.

         (F)      RESOLUTIONS AND REGULATIONS COMMITTEE

                  The Chairperson of the Board of Directors shall appoint at least five (5) Directors of the Board of Directors to this Committee. In addition to those Directors, the other members of this Committee shall be the Chairperson of the Board and the President of the Corporation.

                  The Chair of this Committee shall be appointed by the Chairperson of the Board of Directors from among the members of the Committee.

                  This Committee shall meet at least once a year, and as many times as deemed necessary. The decisions of the Resolutions and Regulations Committee shall be by a majority of the Directors present at each meeting.

                  The Committee's main responsibilities will be to:

                  1. Review the Articles of Incorporation and By-laws of the Corporation, and propose and prepare those resolutions to amend the Articles of Incorporation and By-laws or any other resolution related with other institutional issues.

                  2. Evaluate and judge all resolutions that are presented by the Shareholders at the Shareholders Meetings.

                  3. Follow up on the status of all resolutions approved by the Shareholders at the Shareholders Meetings.

         (G)      GENERAL PROVISIONS FOR ALL COMMITTEES

                  1. Each of the Committees established by these By-laws shall adopt a Charter in order to govern its actions and to discharge its duties and responsibilities. The Committees shall periodically review their respective Charters, in order to make the necessary changes to achieve its purposes. The Charters, as well as any amendment thereto, shall be approved by the Board of Directors.

                  2.       All Committees shall keep records of their meetings.

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                  3.       The Chair of each Committee may convene special
                           meetings, as deemed necessary.

                  4. The Chairperson of the Board of Directors may, from time to time, request the advice of any of the Committees of the Board, as needed.

                  5. The President of the Corporation shall be a member of all Committees, except the Audit Committee and those Committees where he/she does not comply with the independence requirements that have been adopted and approved by the Board of Directors.

         (H) ADDITIONAL REQUIREMENT FOR COMPENSATION, NOMINATIONS AND AUDIT COMMITTEES

                  In addition, to the requirements set forth in this Section 7-11 of the Bylaws of the Corporation, the members of the Compensation, Nominations and Audit Committees must not be officers or employees of the Corporation or any of the subsidiaries of the Corporation (i.e., outside directors) as required by the BCBSA.

         (I) The Board of Directors or its Chairperson may create any other Committee which they deem necessary for the proper operation of the Corporation's business.

7-12     DISBURSEMENTS

         The Corporation will not make any disbursement of $25 or more without evidencing such disbursement with a voucher correctly describing the reason for the payment and backed by an endorsed check or receipt signed by the person receiving the payment, or in the name of the same person if the payment is for services or as a refund. The voucher must describe the services performed and detail the expenses by classification.

7-13     INTERESTS OF THE DIRECTORS

         None of the members of the Board of Directors will accept, nor will benefit from any fee, broker's fee or commission, donation or other emolument in relation to any investment, loan, deposit, purchase, sale, exchange, service or other similar transaction of the Corporation; nor will it have any financial interest in said transactions in any capacity, except in representation and for the benefit of the Corporation and under the previous authority of the Board of Directors.

         However, travel and representation expenses or expenses incurred as a result of the attendance to the Board of Directors or Committee meetings may be paid to the Directors; as well as for those professional services performed as a medical doctor or dentist to the insurers of Triple-S, Inc., or any other health subsidiary in its capacity as a participating provider of the health insurance plan or plans.

         No ex-director may be part of the Administration of the Corporation or its Subsidiaries nor perform any type of professional services in its capacity as a private citizen or as part of any business, until after three (3) years after the end of his/her term as a member of the Board of Directors.

7-14 CAUSES FOR REMOVAL OF DIRECTORS AND EXECUTIVE OFFICERS NAMED TO THE BOARD OF DIRECTORS

         The following will be considered just cause for the removal of directors and officers:

         (1) Act with gross negligence in the performance of his/her duties.

         (2)      Receive or give a bribe.

         (3) Convicted of a felony or grave misdemeanor, which involves depravity by a competent court.

         (4)      Act immorally or improperly.

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         (5)      Have personal interests incompatible with the interests of the
                  Corporation.

         (6) Embezzle or fraudulently or negligently use or dispose of funds of the Corporation.

         (7)      Improperly use his/her position for personal benefit.

         (8) To be absent without any justification for three (3) consecutive ordinary meetings of the Board properly notified or to be absent from six (6) ordinary meetings during the period of one year with or without justification.

         (9) Provide confidential or sensitive information of the Corporation without the proper authorization or when it damages the interests of the business.

         (10) Lose the Board's confidence when a minimum of three fourths of the total number of directors which comprise the Board concur in voting for the removal of a director.

         (11) Violate in a consistent manner the Articles of Incorporation or the By-laws and Regulations of the Corporation, as well as the General Corporations Law of Puerto Rico and/or the agreements approved in the Shareholders Meeting or by the Board of Directors.

         (12)     Failure to comply with any applicable BCBSA Rules.

                             CHAPTER 8 -- AMENDMENTS

8-1      AMENDMENTS

         The Board of Directors of the Corporation shall have the power to amend the Bylaws of the Corporation by the vote of a majority of the whole Board of Directors of the Corporation. The shareholders of the Corporation shall have the power to amend the Bylaws of the Corporation by the vote of at least a majority of the holders of the then issued and outstanding shares of capital stock entitled to vote thereon. Notwithstanding anything contained in these Bylaws of the Corporation to the contrary, the approval of BCBSA (unless each and every License Agreement with BCBSA to which the Corporation or its subsidiaries shall be subject shall have been terminated) shall be required to amend
         Section 5-2, Paragraph D of Section 6-2, Paragraph H of Section 7-11 and Sub-Section 12 of Section 7-14 of these By-Laws and the BCBSA approval requirement contained in this Section 8-1 of these By-Laws. For purposes of this Section 8-1, the term "whole Board of Directors of the Corporation" means the total number of Directors which the Corporation would have as of the date of such determination if the Board of Directors of the Corporation had no vacancies.

                           CHAPTER 9 -- ADMINISTRATION

9-1      NAMING OF THE PRESIDENT OF THE CORPORATION AND HIS/HER FACULTIES

         The Board of Directors will name a President to the Corporation who will be in charge of the general administration, superintendence, and management of the business of the Corporation, subject to the orders and regulations of the Board of Directors, who will fix his salary. The President of the Corporation will assume all other duties and responsibilities that are imposed upon him/her at the Shareholders Assemblies or by the Board of Directors.

9-2      ADMINISTRATION

         The Board will have the faculty to name any other officers that they deem convenient and necessary.

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9-3      BUDGET FOR EXPENSES

         The President of the Corporation will prepare each calendar year the budget for the administrative expenses of the Corporation, which will be submitted to the Board of Directors on or before November 15 for their consideration. The Board of Directors will approve the budget on or before December 31, and it will become effective the 1st of January of the next calendar year. In the event that the budget is not approved by the stated date, the corporate operations will continue based on the budget for the previous year until the Board approves a new budget for the administrative expenses of the Corporation. The budget will be available for inspection by the Shareholders at the principal offices of the Corporation, after January 15 of the corresponding year.

                             CHAPTER 10 -- DIVIDENDS

10-1 Subject to the requirements of the GCLPR and the provisions of the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by resolution of the Board of Directors, and may be paid in cash, in property (including the shares or bonds of other corporations), in the Corporation's bonds or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.

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